Exhibit 99.1
EXECUTION COPY
PURCHASE AND SALE AGREEMENT
Dated as of March 23, 2007
among
VARIOUS ENTITIES LISTED ON SCHEDULE I,
as the Originators
CINCINNATI BELL FUNDING LLC,
and
CINCINNATI BELL INC.,
as Servicer and
as sole member of Cincinnati Bell Funding LLC
Purchase and Sale Agreement
(Cincinnati Bell)

-i-

-ii-

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SCHEDULES

Schedule I	List of Originators
Schedule II	Location of Each Originator
Schedule III	Location of Books and Records of Originators
Schedule IV	Trade Names
EXHIBITS

Exhibit A	Form of Purchase Report
Exhibit B	Form of Company Note
Exhibit C	Form of Joinder Agreement
Purchase and Sale Agreement

     THIS PURCHASE AND SALE AGREEMENT (as amended, restated, supplemented or otherwise modified from time to time, this “Agreement”), dated as of March 23, 2007 is entered into among the VARIOUS ENTITIES LISTED ON SCHEDULE I HERETO (each, an “Originator”; and collectively, “Originators”), CINCINNATI BELL FUNDING LLC, a Delaware limited liability company (the “Company”) and CINCINNATI BELL INC., an Ohio corporation (“CB”), as Servicer (in such capacity, the “Servicer”) and as sole member of the Company.
DEFINITIONS
     Unless otherwise indicated herein, capitalized terms used and not otherwise defined in this Agreement are defined in Exhibit I to the Receivables Purchase Agreement, dated as of the date hereof (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Receivables Purchase Agreement”), among the Company, as Seller, CB, as initial Servicer, the various Purchasers and Purchaser Agents from time to time party thereto, and PNC Bank, National Association, as Administrator. All references herein to months are to calendar months unless otherwise expressly indicated.
BACKGROUND:
     1. The Company is a special purpose limited liability company, all of the issued and outstanding limited liability company interests of which are owned by CB or an entity directly or indirectly owned by CB;
2. The Originators generate Receivables in the ordinary course of their businesses;
     3. The Originators wish to sell Receivables to the Company, and the Company is willing to purchase Receivables from the Originators, on the terms and subject to the conditions set forth herein;
     4. Each of the Originators and CB (each a “Transferor”) and the Company intend this transaction to be a true sale or true contribution, as the case may be, of Receivables by each Transferor to the Company, providing the Company with the full benefits of ownership of the Receivables, and the Transferors and the Company do not intend the transactions hereunder to be a loan from the Company to any Transferor.
     NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the parties hereto agree as follows:
ARTICLE I
AGREEMENT TO PURCHASE AND SELL
     SECTION 1.1 Agreement To Purchase and Sell. On the terms and subject to the conditions set forth in this Agreement, each Originator, severally and for itself, agrees to sell to the Company, and the Company agrees to purchase from such Originator, from time to time on or after the Closing Date, but before the Purchase and Sale Termination Date (as defined in Section 1.4) with respect to such Originator, all of such Originator’s right, title and interest in and to:
Purchase and Sale Agreement

               (a) each Receivable of such Originator that existed and was owing to such Originator at the closing of such Originator’s business on February 28, 2007 (the “Cut-off Date”) other than those Receivables originated by CBW that have been, prior to the effectiveness of this Agreement, assigned by CBW to Cincinnati Bell Wireless Company, and then assigned by Cincinnati Bell Wireless Company to CB and will be contributed by CB on the date hereof to the Company (such assigned Receivables being herein referred to as, the “Contributed Receivables”);
               (b) each Receivable generated by such Originator after the Cut-off Date to but excluding the Purchase and Sale Termination Date with respect to such Originator;
               (c) all rights to, but not the obligations of, such Originator under all Related Security with respect to any of the foregoing Receivables;
               (d) all monies due or to become due to such Originator with respect to any of the foregoing;
               (e) all books and records of such Originator to the extent related to any of the foregoing;
               (f) all Collections and other proceeds and products (as such terms are defined in the UCC) of any of the foregoing that are or were received by such Originator on or after the Cut-off Date, including, without limitation, all funds which either are received by such Originator, the Company or the Servicer from or on behalf of the Obligors in payment of any amounts owed (including, without limitation, invoice price, finance charges, interest and all other charges) in respect of any of the above Receivables or are applied to such amounts owed by the Obligors (including, without limitation, any insurance payments that such Originator, the Company or the Servicer applies in the ordinary course of its business to amounts owed in respect of any of the above Receivables, and net proceeds of sale or other disposition of repossessed goods or other collateral or property of the Obligors in respect of any of the above Receivables or any other parties directly or indirectly liable for payment of such Receivables); and
               (g) all right, title and interest (but not obligations) in and to the Lock-Box Accounts, into which any Collections or other proceeds with respect to such Receivables may be deposited, and any related investment property acquired with any such collections or other proceeds (as such term is defined in the applicable UCC).
All purchases and contributions, as the case may be, hereunder shall be made without recourse, but shall be made pursuant to, and in reliance upon, the representations, warranties and covenants of the Transferors set forth in this Agreement and each other Transaction Document. No obligation or liability to any Obligor on any Receivable is intended to be assumed by the Company hereunder, and any such assumption is expressly disclaimed. The Company’s foregoing commitment to purchase Receivables and the proceeds and rights described in clauses (c) through (g) with respect to such Receivables (collectively, the “Related Rights”) is herein called the “Purchase Facility.” For the avoidance of doubt, the “Related Rights” with respect to
Purchase and Sale Agreement

the Contributed Receivables, shall include the proceeds and rights described in clauses (c) through (g) above.
     SECTION 1.2 Timing of Purchases.
               (a) Closing Date Purchases. Each Originator’s entire right, title and interest in (i) each Receivable that existed and was owing to such Originator at the Cut-off Date (other than Contributed Receivables), (ii) all Receivables created by such Originator after the Cut-off Date, to and including the Closing Date (other than Contributed Receivables), and (iii) all Related Rights with respect thereto automatically shall be deemed to have been sold by such Originator to the Company on the Closing Date.
               (b) Subsequent Purchases. After the Closing Date, until the Purchase and Sale Termination Date with respect to an Originator, each Receivable and the Related Rights generated by such Originator shall be deemed to have been sold by such Originator to the Company immediately (and without further action) upon the creation of such Receivable.
     SECTION 1.3 Consideration for Purchases and Contributions. On the terms and subject to the conditions set forth in this Agreement, the Company agrees to make Purchase Price payments to the Originators in accordance with Article III and to reflect all contributions in accordance with Section 3.1.
     SECTION 1.4 Purchase and Sale Termination Date. The “Purchase and Sale Termination Date” shall mean with respect to a Transferor, the earlier to occur of (a) the date the Purchase Facility is terminated (or deemed terminated) with respect to such Transferor pursuant to Section 8.2 and (b) the Payment Date immediately following the day on which such Transferor, if such Transferor is an Originator, shall have given written notice to the Company, the Administrator and each Purchaser Agent at or prior to 10:00 a.m. (New York City time) that such Transferor desires to terminate the Purchase Facility with respect to such Transferor and terminate its rights, obligations and liabilities under this Agreement (other than those which expressly survive termination of this Agreement).
     SECTION 1.5 Intention of the Parties. It is the express intent of each Transferor and the Company (a) that each conveyance by such Transferor to the Company pursuant to this Agreement of the Receivables and Related Rights, including without limitation, all Receivables, if any, constituting general intangibles as defined in the UCC, and all Related Rights be construed as a valid and perfected sale or contribution, as applicable, and absolute assignment of such Receivables and Related Rights by such Transferor to the Company (rather than the grant of a security interest to secure a debt or other obligation of such Transferor) without recourse to such Transferor; provided, that each Transferor shall be liable to the Company for all representations, warranties and covenants made by such Transferor pursuant hereto, and (ii) such sale or contribution, as applicable, does not constitute and is not intended to result in an assumption by the Company or any assignee thereof of any obligation of any Transferor or any other Person arising in connection with the Receivables and Related Rights or any other obligations of any Transferor and (b) that the right, title and interest in and to such Receivables and Related Rights conveyed to the Company be prior to the rights of and enforceable against all other Persons at any time, including, without limitation, lien creditors, secured lenders,
Purchase and Sale Agreement

purchasers and any Person claiming through such Transferor. Each Transferor hereby authorizes the Company (and the Administrator, as assignee of the Company) to file financing statements, continuation statements and amendments to financing statements in connection with the sales and contributions, as applicable, contemplated by this Agreement, and agrees and acknowledges that this Agreement is an authenticated record for purposes of the UCC.
ARTICLE II
PURCHASE REPORT; CALCULATION OF PURCHASE PRICE
     SECTION 2.1 Purchase Report. On the Closing Date and on the 20th day of each calendar month thereafter (or if such day is not a Business Day, the next occurring Business Day) (each such date, a “Monthly Purchase Report Date”), the Servicer shall deliver to the Company and each Transferor a report in substantially the form of Exhibit A (each such report being herein called a “Purchase Report”) setting forth, among other things:
               (a) Receivables purchased (or, in the case of Contributed Receivables, received) by the Company from each Transferor on the Closing Date (in the case of the Purchase Report to be delivered on the Closing Date);
               (b) Receivables purchased by the Company from each Originator during the calendar month immediately preceding the calendar month in which such Monthly Purchase Report Date occurs (in the case of each subsequent Purchase Report) other than Receivables reflected in the Purchase Report delivered on the Closing Date; and
               (c) the calculations of reductions of the Purchase Price or Contributed Value for any Receivables as provided in Sections 3.3 (a) and (b).
     SECTION 2.2 Calculation of Purchase Price. The “Purchase Price” to be paid to each Originator for the Receivables that are purchased hereunder from such Originator shall be determined in accordance with the following formula:

PP	=	OB x FMVD

where:

PP	=	Purchase Price for each Receivable as calculated on the relevant Payment Date.

OB	=	The Outstanding Balance of such Receivable on the relevant Payment Date.

FMVD	=	97.5%.
     “Payment Date” means (i) the Closing Date and (ii) each Business Day thereafter that the Originators are open for business.
     “Prime Rate” means the rate determined under clause (a) of the definition of “Base Rate” (as such term is defined in the Receivables Purchase Agreement).
Purchase and Sale Agreement

ARTICLE III
PAYMENT OF PURCHASE PRICE
     SECTION 3.1 Contribution of Receivables and Initial Purchase Price Payment.
          (a) On the Closing Date, CB shall, and hereby does, contribute to the capital of the Company, Contributed Receivables having an aggregate principal amount at least equal to $4,325,682, together with the associated Related Rights, and the Company does hereby accept such contribution.
          (b) On the terms and subject to the conditions set forth in this Agreement, the Company agrees to pay to each Originator the Purchase Price for the purchase to be made from such Originator on the Closing Date partially in cash (in an amount to be agreed between the Company and such Originator and set forth in the initial Purchase Report) and partially by issuing a promissory note (it being understood that the Company may pay such Purchase Price on the Closing Date solely by issuing such a promissory note) in the form of Exhibit B to such Originator with an initial principal balance equal to the remaining Purchase Price (each such promissory note, as it may be amended, supplemented, endorsed or otherwise modified from time to time, together with all promissory notes issued from time to time in substitution therefor or renewal thereof in accordance with the Transaction Documents, each being herein called a “Company Note”).
     SECTION 3.2 Subsequent Purchase Price Payments. On each Payment Date subsequent to the Closing Date, on the terms and subject to the conditions set forth in this Agreement, the Company shall pay to each Originator the Purchase Price for the Receivables generated by such Originator on such Payment Date:
               (i) First, in cash to the extent the Company has cash available therefor and such payment is not prohibited under the Receivables Purchase Agreement; and
               (ii) Second, to the extent any portion of the Purchase Price remains unpaid, the principal amount outstanding under the applicable Company Note shall be automatically increased by an amount equal to such remaining Purchase Price in accordance with the applicable Company Note.
Notwithstanding the foregoing, all amounts paid by the Company to any Originator shall be allocated first to the payment of accrued and unpaid interest on the Company Note of such Originator and second to the repayment of the principal outstanding on the Company Note of such Originator to the extent of such outstanding principal thereof as of the date of such payment before such amounts may be allocated for any other purpose. The Servicer shall make all appropriate record keeping entries with respect to each of the Company Notes to reflect the foregoing payments and reductions made pursuant to Section 3.3, reductions on account of repayments of the principal amount of the Company Notes and accrued interest on the Company Notes and the Servicer’s books and records shall constitute rebuttable presumptive evidence of the principal amount of, and accrued interest on, each of the Company Notes at any time. Each Originator hereby irrevocably authorizes the Servicer to mark the Company Notes “CANCELED” and to return such Company Notes to the Company upon the final payment
Purchase and Sale Agreement

thereof after the occurrence of the Purchase and Sale Termination Date with respect to such Originator.
     SECTION 3.3 Settlement as to Specific Receivables and Dilution.
          (a) If, on the day of purchase or contribution, as the case may be, of any Receivable from a Transferor hereunder, any of the representations or warranties set forth in Sections 5.10, 5.15 and 5.17 was untrue with respect to such Receivable, then the Purchase Price (or in the case of a Contributed Receivable, the Outstanding Balance of such Receivable (the “Contributed Value”)), with respect to such Receivable shall be reduced by an amount equal to the Outstanding Balance of such Receivable and shall be accounted to such Transferor as provided in paragraph (c) or (d), as applicable, below; provided, that if the Company thereafter receives payment on account of Collections due with respect to such Receivable, the Company promptly shall deliver such funds to such Transferor.
          (b) If, on any day, the Outstanding Balance of any Receivable (including any Contributed Receivable) purchased or contributed hereunder is reduced or adjusted as a result of any defective, rejected or returned goods or services, or any revision, cancellation, allowance, discount or other adjustment made by a Transferor or any Affiliate of such Transferor (other than the Company), or the Servicer or any Affiliate of the Servicer (other than the Company), or any setoff or dispute between a Transferor or any Affiliate of such Transferor (other than the Company), or the Servicer or any Affiliate of the Servicer (other than the Company) and an Obligor (except any such revision, cancellation, allowance, discount or other adjustment made in settlement of such Pool Receivable resulting from the financial inability of the applicable Obligor to pay such Pool Receivable and, in the case of all Pool Receivables (other than Lebanon Receivables), made in accordance with the Credit and Collection Policies), then the Purchase Price or Contributed Value, as the case may be, with respect to such Receivable shall be reduced by the amount of such net reduction and shall be accounted to such Transferor as provided in paragraph (c) or (d), as applicable, below.
          (c) In the case of any Receivable sold by an Originator to the Company hereunder, any reduction in the Purchase Price of such Receivable pursuant to paragraph (a) or (b) above shall be applied as a credit for the account of the Company against the Purchase Price of Receivables subsequently purchased by the Company from such Originator hereunder; provided, however if there have been no purchases of Receivables from such Originator (or insufficiently large purchases of Receivables) to create a Purchase Price sufficient to so apply such credit against, the amount of such credit:
               (i) to the extent of any outstanding principal balance under the Company Note payable to such Originator, shall be deemed to be a payment under, and shall be deducted from the principal amount outstanding under, the Company Note payable to such Originator; and
               (ii) after making any deduction pursuant to clause (i) above, shall be paid in cash to the Company by such Originator in the manner and for application as described in the following proviso;
Purchase and Sale Agreement

provided, further, that at any time (y) when a Termination Event exists under the Receivables Purchase Agreement or (z) on or after the Purchase and Sale Termination Date with respect to such Originator, the amount of any such credit shall be paid by such Originator to the Company by deposit in immediately available funds into a Lock-Box Account for application by the Servicer to the same extent as if Collections of the applicable Receivable in such amount had actually been received on such date.
          (d) In the case of any Receivable contributed by CB to the Company hereunder, the amount of any reduction in the Contributed Value of such Receivable pursuant to paragraph (a) or (b) above, shall be paid by CB in cash, in immediately available funds, into a Lock-Box Account for application by the Servicer in accordance with the terms of the Receivables Purchase Agreement.
     SECTION 3.4 Reconveyance of Receivables. In the event that a Transferor has paid to the Company the full Outstanding Balance of any Receivable pursuant to Section 3.3, the Company shall reconvey such Receivable to such Transferor, without representation or warranty, but free and clear of all liens, security interests, charges, and encumbrances created by the Company.
ARTICLE IV
CONDITIONS OF PURCHASES
     SECTION 4.1 Conditions Precedent to Initial Purchase. The initial purchase hereunder is subject to the condition precedent that the Company and the Administrator (as the Company’s assignee) and each Purchaser Agent shall have received, on or before the Closing Date, the following, each (unless otherwise indicated) dated the Closing Date, and each in form and substance reasonably satisfactory to the Company and the Administrator (as the Company’s assignee) and each Purchaser Agent:
          (a) A copy of the resolutions of the board of directors or managers of each Originator approving this Agreement and the other Transaction Documents to be executed and delivered by it and the transactions contemplated hereby and thereby, certified by the Secretary or Assistant Secretary of such Originator;
          (b) Good standing certificates for each Originator issued as of a recent date acceptable to the Company and the Administrator (as the Company’s assignee) by the Secretary of State of the jurisdiction of such Originator’s organization;
          (c) A certificate of the Secretary or Assistant Secretary of each Originator certifying the names and true signatures of the officers authorized on such Person’s behalf to sign this Agreement and the other Transaction Documents to be executed and delivered by it (on which certificate the Servicer, the Company and the Administrator (as the Company’s assignee) may conclusively rely until such time as the Servicer, the Company and the Administrator (as the Company’s assignee) shall receive from such Person a revised certificate meeting the requirements of this paragraph (c));
Purchase and Sale Agreement

          (d) The certificate or articles of incorporation or other organizational document of each Originator, together with a copy of the by-laws of such Originator, each duly certified by the Secretary or an Assistant Secretary of such Originator;
          (e) Originals of the proper financing statements (Form UCC-1) that have been duly authorized and name each Transferor as the debtor/seller and the Company as the buyer/assignor (and the Administrator, for the benefit of the Purchasers, as secured party/assignee) of the Receivables generated by such Transferor as may be necessary under the UCC of all appropriate jurisdictions to perfect the Company’s ownership interest in all Receivables and such other rights, accounts, instruments and moneys (including, without limitation, Related Security) in which an ownership or security interest has been assigned to it hereunder;
          (f) A written search report from a Person satisfactory to the Company and the Administrator (as the Company’s assignee) listing all effective financing statements that name the Transferors as debtors or sellers and that are filed in all jurisdictions in which filings may be made against such Person pursuant to the applicable UCC, together with copies of such financing statements (none of which, except for those described in the foregoing clause (e) (and/or released or terminated as the case may be prior to the date hereof), shall cover any Receivable or any Related Rights which are to be sold or contributed, as applicable, to the Company hereunder), and tax and judgment lien search reports from a Person satisfactory to the Company showing no evidence of such liens filed against any Transferor;
          (g) A Company Note in favor of each Originator, duly executed by the Company;
          (h) Evidence (i) of the execution and delivery by each of the parties thereto of each of the other Transaction Documents to be executed and delivered by it in connection herewith and (ii) that each of the conditions precedent to the execution, delivery and effectiveness of such other Transaction Documents has been satisfied to the Company’s and the Administrator’s (as the Company’s assignee) satisfaction; and
          (i) A certificate from an officer of each Originator to the effect that such Originator has posted at the financial reporting offices of such Originator a legend reasonably acceptable to the Company and the Administrator indicating that the Receivables described therein have been sold to the Company pursuant to this Agreement and that an interest in the same Receivables has been granted to the Administrator (for the benefit of the Purchasers) under the Receivables Purchase Agreement.
     SECTION 4.2 Certification as to Representations and Warranties. Each Originator, by accepting the Purchase Price related to each purchase of Receivables generated by such Originator, shall be deemed to have certified that the representations and warranties contained in Article V, as from time to time amended in accordance with the terms hereof, are true and correct in all material respects on and as of such day as though made on and as of such day, except for representations and warranties which apply as to an earlier date (in which case such representations and warranties shall be true and correct as of such date).
Purchase and Sale Agreement

     SECTION 4.3 Additional Originators. Additional Persons may be added as Originators hereunder, with the prior written consent of the Company, the Administrator and each Purchaser Agent; provided that the following conditions are satisfied on or before the date of such addition:
          (a) The Servicer shall have given the Company, the Administrator and each Purchaser Agent at least thirty days prior written notice of such proposed addition and the identity of the proposed additional Originator and shall have provided such other information with respect to such proposed additional Originator as the Administrator or any Purchaser Agent may reasonably request;
          (b) such proposed additional Originator has executed and delivered to the Company, the Administrator and each Purchaser Agent an agreement substantially in the form attached hereto as Exhibit C (a “Joinder Agreement”);
          (c) such proposed additional Originator has delivered to the Company and the Administrator (as the Company’s assignee) and each Purchaser Agent each of the documents with respect to such Originator described in Section 4.1 and, to the extent requested by the Administrator or any Purchaser Agent, such opinions covering matters similar to the matters covered by the opinions delivered on the Closing Date, in form and substance reasonably satisfactory to the Company, the Administrator (as the Company’s assignee) and each Purchaser Agent, from external counsel reasonably satisfactory to the Administrator and each Purchaser Agent (it being understood that external counsel that delivered opinions on the Closing Date shall be satisfactory to the Administrator and each Purchaser Agent for purposes of delivering similar opinions under this clause (c));
          (d) unless the receivables intended to be sold by such additional Originator to the Company hereunder are Receivables, the related underlying goods or services of which are and will continue to be generated by an already existing Originator, the Administrator shall have received, to the extent required by the securitization program of any Conduit Purchaser, a written statement from each applicable Rating Agency confirming that the addition of such Originator will not result in a downgrade or withdrawal of the current ratings of the Notes; and
          (e) the Purchase and Sale Termination Date shall not have occurred and be continuing with respect to all Transferors then party to this Agreement.
ARTICLE V
REPRESENTATIONS AND WARRANTIES OF THE TRANSFERORS
     In order to induce the Company to enter into this Agreement and to make purchases and accept the contribution hereunder, each Transferor hereby makes the representations and warranties set forth in this Article V.
     SECTION 5.1 Existence and Power. Such Transferor is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, and has all power and authority and all governmental licenses, authorizations, consents and approvals required to carry on its business in each jurisdiction in which its business is conducted, unless the failure to have such power, authority, licenses, authorizations, consents or approvals would not reasonably be expected to have a Material Adverse Effect.
Purchase and Sale Agreement

     SECTION 5.2 Company and Governmental Authorization, Contravention. The execution, delivery and performance by such Transferor of this Agreement are within such Transferor’s company powers, have been duly authorized by all necessary company action, require no action by or in respect of, or filing with (other than the filing of the UCC financing statements and continuation statements contemplated hereunder), any governmental body, agency or official, and, do not contravene, or constitute a default under, any provision of applicable law or regulation or of the organizational documents of such Transferor or of any agreement, judgment, injunction, order, decree or other instrument binding upon such Transferor (unless such contravention or default would not reasonably be expected to have a Material Adverse Effect) or result in the creation or imposition of any lien (other than liens in favor of the Company and Administrator under the Transaction Documents or other Permitted Adverse Claims) on assets of such Transferor or any of its Subsidiaries.
     SECTION 5.3 Binding Effect of Agreement. This Agreement and each of the other Transaction Documents to which it is a party constitutes the legal, valid and binding obligation of such Transferor enforceable against such Transferor in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity, regardless of whether enforceability is considered in a proceeding in equity or at law.
     SECTION 5.4 Accuracy of Information. All information heretofore furnished in writing by such Transferor to the Company, the Administrator or any Purchaser Agent pursuant to or in connection with this Agreement or any other Transaction Document or any transaction contemplated hereby or thereby is, and all such information hereafter furnished by such Transferor to the Company, the Administrator or any Purchaser Agent in writing pursuant to this Agreement or any Transaction Document will be, true and accurate in all material respects on the date such information is stated or certified.
     SECTION 5.5 Actions, Suits. There are no actions, suits or proceedings pending or, to the best of such Transferor’s knowledge, threatened against or affecting such Transferor or any of its Affiliates or their respective properties, in or before any court, arbitrator or other body, which would reasonably be expected to have a Material Adverse Effect upon the ability of such Transferor (or such Affiliate) to perform its obligations under this Agreement or any other Transaction Document to which it is a party.
     SECTION 5.6 Taxes. Such Transferor has filed or caused to be filed all U.S. federal income tax returns and all other returns, statements, forms and reports for taxes, domestic or foreign, required to be filed by it and has paid all taxes payable by it which have become due or any assessments made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority, except (a) any taxes, fees, assessments and other charges that are being contested in good faith by appropriate proceedings and for which such Transferor has set aside on its books adequate reserves or (b) to the extent that the failure to do so would not reasonably be expected to have a Material Adverse Effect.
     SECTION 5.7 Compliance with Applicable Laws. Such Transferor is in compliance with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject if the failure to comply would reasonably be expected to have a Material
Purchase and Sale Agreement

Adverse Effect. In addition, no Receivable sold or contributed, as the case may be, hereunder contravenes in any material respect any laws, rules or regulations applicable thereto or to such Transferor.
     SECTION 5.8 Reliance on Separate Legal Identity. Such Transferor acknowledges that each of the Purchasers, the Purchaser Agents and the Administrator are entering into the Transaction Documents to which they are parties in reliance upon the Company’s identity as a legal entity separate from such Transferor.
     SECTION 5.9 Investment Company. Such Transferor is not an “investment company,” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended.
     SECTION 5.10 Perfection. Immediately preceding its sale or contribution, as applicable, of each Receivable hereunder, such Transferor was the owner of such Receivable sold or contributed or purported to be sold or contributed, as the case may be, free and clear of any Adverse Claims other than Permitted Adverse Claims, and each such sale or contribution, as applicable, hereunder constitutes a valid sale (or contribution), transfer and assignment of all of such Transferor’s right, title and interest in, to and under the Receivables sold or contributed, as applicable, by it, free and clear of any Adverse Claims other than Permitted Adverse Claims. On or before the date hereof and before the generation by such Originator of any new Receivable to be sold, contributed or otherwise conveyed hereunder, all financing statements and other documents, if any, required to be recorded or filed in order to perfect and protect the Company’s ownership interest in such Receivable against all creditors of and purchasers from such Transferor will have been duly filed in each filing office necessary for such purpose, and all filing fees and taxes, if any, payable in connection with such filings shall have been paid in full.
     SECTION 5.11 Creation of Receivables. If such Transferor is an Originator, it has exercised at least the same degree of care and diligence in the creation of the Receivables sold or otherwise transferred hereunder as it has exercised in connection with the creation of receivables originated by it and not so transferred hereunder.
     SECTION 5.12 Credit and Collection Policy. If such Transferor is an Originator, it has complied in all material respects with its Credit and Collection Policy in regard to each Receivable (other than Lebanon Receivables) sold by it hereunder and each related Contract, if any.
     SECTION 5.13 Enforceability of Contracts. Each Contract related to any Receivable sold or contributed, as applicable, by such Transferor hereunder is effective to create, and has created, a legal, valid and binding obligation of the related Obligor to pay the outstanding balance of such Receivable, enforceable against the Obligor in accordance with its terms, without being subject to any defense, deduction, offset or counterclaim, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity, regardless of whether enforceability is considered in a proceeding in equity or at law, and such Transferor has fully performed its obligations, if any, under such Contract.
Purchase and Sale Agreement

     SECTION 5.14 Location and Offices. As of the date hereof, such Transferor’s location (as such term is defined in the applicable UCC) is at the address set forth on Schedule II hereto, and such location has not been changed for at least four months before the date hereof. The offices where such Transferor keeps all records concerning the Receivables (other than Lebanon Receivables) are located at the addresses set forth on Schedule III hereto or such other locations of which the Company and the Administrator (as the Company’s assignee) has been given written notice in accordance with the terms hereof.
     SECTION 5.15 Good Title. Upon the sale or other conveyance hereunder by such Transferor and on the Closing Date for then existing Receivables, the Company shall have a valid and perfected first priority ownership interest in each Receivable sold or contributed, as the case may be, to it hereunder, free and clear of any Adverse Claim other than Permitted Adverse Claims.
     SECTION 5.16 Names. Except as described in Schedule IV, such Transferor has not used any corporate or company names, tradenames or assumed names other than its name set forth on the signature pages of this Agreement.
     SECTION 5.17 Nature of Receivables. Each Pool purchased or contributed, as applicable, hereunder and included in the calculation of Net Receivables Pool Balance is, on the date of such purchase or contribution, as the case may be, an Eligible Receivable.
     SECTION 5.18 Bulk Sales, Margin Regulations, No Fraudulent Conveyance, Investment Company. No transaction contemplated hereby requires compliance with any bulk sales act or similar law. No use of funds obtained by such Transferor hereunder will conflict with or contravene Regulation T, U or X of the Federal Reserve Board. No purchase or contribution, as applicable, hereunder constitutes a fraudulent transfer or conveyance under any United States federal or applicable state bankruptcy or insolvency laws or is otherwise void or voidable under such or similar laws or principles or for any other reason.
     SECTION 5.19 Financial Condition.
          (a) The consolidated balance sheet of CB and subsidiaries as of December 31, 2006, and the related consolidated statements of operations, shareowners’ equity (deficit) and comprehensive income (loss), and cash flows for the year ended December 31, 2006, copies of which have been furnished to the Company and the Administrator (as the Company’s assignee), present fairly, in all material respects, the financial position of CB and subsidiaries as of such date, and the results of their operations and their cash flows for the period then ended, prepared pursuant to the rules and regulations of the Securities and Exchange Commission in accordance with accounting principles generally accepted in the United States of America.
          (b) On the date hereof, and on the date of each purchase or contribution, as the case may be, hereunder (both before and after giving effect to such purchase or contribution), such Transferor shall be Solvent.
     SECTION 5.20 Licenses, Contingent Liabilities, and Labor Controversies.
Purchase and Sale Agreement

          (a) Such Transferor has not failed to obtain any licenses, permits, franchises or other governmental authorizations necessary to the ownership of its properties or to the conduct of its business, unless such failure would not reasonably be expected to have a Material Adverse Effect.
          (b) There are no labor controversies pending against such Transferor that have had (or would not reasonably be expected to have) a Material Adverse Effect.
ARTICLE VI
COVENANTS OF THE TRANSFERORS
     SECTION 6.1 Affirmative Covenants. From the date hereof until (i) in the case of an Originator, the first date following the Purchase and Sale Termination Date with respect to such Originator when all obligations of such Originator to the Company and its assigns have been satisfied in full or (ii) in the case of CB, the first date following the Purchase and Sale Termination Date with respect to all Transferors when all obligations of CB and each Originator to the Company and its assigns have been satisfied in full, each Transferor agrees that it will, unless the Administrator and the Company shall otherwise consent in writing, perform the following:
          (a) General Information. Such Transferor shall furnish to the Company, the Administrator and each Purchaser Agent such information as such Person may from time to time reasonably request.
          (b) Furnishing of Information and Inspection of Records. Such Transferor will furnish to the Administrator and each Purchaser Agent from time to time such information with respect to the Receivables as the Administrator or such Purchaser Agent may reasonably request, except to the extent prohibited by applicable law or licenses. Such Transferor will, at any time and from time to time during regular business hours with reasonable prior written notice, subject to Section 6.7 of the Receivables Purchase Agreement, (i) at such Transferor’s expense, permit the Administrator or any Purchaser Agent, or their respective agents or representatives, (A) to examine and make copies of and abstracts from all books and records relating to the Receivables or other Pool Assets and (B) to visit the offices and properties of such Transferor for the purpose of examining such books and records, and to discuss matters relating to the Receivables, other Related Rights or such Transferor’s performance hereunder or under the other Transaction Documents to which it is a party with any of the officers, directors, employees or independent public accountants of such Transferor (provided that representatives of such Transferor are present during such discussions) having knowledge of such matters and (ii) without limiting the provisions of clause (i) above, from time to time during regular business hours, upon reasonable prior written notice from the Administrator and the Purchaser Agents, permit certified public accountants or other auditors acceptable to the Administrator to conduct a review of its books and records with respect to the Receivables; provided, however, that such Transferor shall not be obligated to permit such examinations, visits or reviews under clauses (i) and (ii) above, together with any examinations, visits or reviews pursuant to Section 1(e) of Exhibit IV of the Receivables Purchase Agreement, more than three times per year (commencing upon and including the Closing Date) during such time that no Termination Event has occurred and is continuing and no Transferor shall be obligated to pay or reimburse any Person for the
Purchase and Sale Agreement

expenses of more than one such examination or visit pursuant to clause (i) above (together with any examination or visit pursuant to Section 1(e)(i) of Exhibit IV of the Receivables Purchase Agreement) per year (commencing upon and including the Closing Date) during such time that no Termination Event has occurred and is continuing.
          (c) Keeping of Records and Books. If such Transferor is also an Originator, it will have and maintain (i) administrative and operating procedures (including an ability to recreate records if originals are destroyed), (ii) adequate facilities, personnel and equipment and (iii) all records and other information reasonably necessary for collection of the Receivables originated by such Transferor if it is also an Originator (including records adequate to permit the daily identification of each new such Receivable and all Collections of, and adjustments to, each existing such Receivable). Such Transferor will give the Company, the Administrator and each Purchaser Agent prior notice of any change in such administrative and operating procedures that causes them to be materially different from the procedures described to the Company, the Administrator and each Purchaser Agent on or before the date hereof as such Transferor’s then existing or planned administrative and operating procedures for collecting Receivables.
          (d) Performance and Compliance with Receivables and Contracts. Such Transferor will at its expense timely and fully perform and comply with all provisions, covenants and other promises required to be observed by it under all Contracts or other documents or agreements related to the Receivables if the failure to perform or comply would reasonably be expected to have a Material Adverse Effect.
          (e) Credit and Collection Policy. If such Transferor is also an Originator, it will comply in all material respects with its Credit and Collection Policy with regard to each Receivable (other than Lebanon Receivables) originated by such Transferor.
          (f) Receivable Purchase Agreement. If such Transferor is also an Originator, such Transferor will perform and comply with each covenant and other undertaking in the Receivables Purchase Agreement that the Company undertakes to cause such Originator to perform, subject to any grace periods for such performance provided for in the Receivables Purchase Agreement.
          (g) Preservation of Existence. Such Transferor shall preserve and maintain its existence as a corporation, partnership or limited liability company, as applicable, and all rights, franchises and privileges in the jurisdiction of its organization, and qualify and remain qualified in good standing as a foreign corporation, partnership or limited liability company, as applicable, in each jurisdiction where the failure to preserve and maintain such existence, rights, franchises, privileges and qualification would be reasonably expected to have a Material Adverse Effect.
          (h) Location of Records. Such Transferor will keep its location (as such term is defined in the applicable UCC), and the offices where it keeps its records concerning or related to Receivables (other than Lebanon Receivables), at the address(es) referred to in Schedule II or Schedule III, respectively, or, upon 30 days’ prior written notice to the Company, the Administrator (as the Company’s assignee) and each Purchaser Agent, at such other locations in jurisdictions where all action required by Section 7.3 shall have been taken and completed.
Purchase and Sale Agreement

     SECTION 6.2 Reporting Requirements. From the date hereof until (i) in the case of an Originator, the first date following the Purchase and Sale Termination Date with respect to such Originator when all obligations of such Originator to the Company and its assigns have been satisfied in full or (ii) in the case of CB, the first date following the Purchase and Sale Termination Date with respect to all Transferors when all obligations of CB and each Originator to the Company and its assigns have been satisfied in full, each Transferor agrees that it will, unless the Company, the Administrator and the Majority Purchaser Agents shall otherwise consent in writing, furnish to the Company, the Administrator and the Majority Purchaser Agents:
          (a) Purchase and Sale Termination Events. As soon as possible, and in any event within three (3) Business Days after such Transferor becomes aware of the occurrence of each Purchase and Sale Termination Event with respect to such Transferor or each event which with notice or the passage of time or both would become a Purchase and Sale Termination Event (an “Unmatured Purchase and Sale Termination Event”) with respect to such Transferor, a written statement of the chief financial officer, treasurer or chief accounting officer of such Transferor describing such Purchase and Sale Termination Event or Unmatured Purchase and Sale Termination Event and any action that such Transferor proposes to take with respect thereto, in each case in reasonable detail;
          (b) Proceedings. As soon as possible and in any event within three (3) Business Days after such Transferor becomes aware thereof, written notice of (i) any litigation, investigation or proceeding of the type described in Section 5.5 not previously disclosed to the Company, the Administrator and each Purchaser Agent which would reasonably be expected to have a Material Adverse Effect, and (ii) all material adverse developments that have occurred with respect to any previously disclosed litigation, proceedings and investigations; and
          (c) Other. Promptly, from time to time, such other information, documents, records or reports respecting the Receivables or the conditions or operations, financial or otherwise, of such Transferor as the Company, the Administrator or any Purchaser Agent may from time to time reasonably request in order to protect the interests of the Company, the Purchasers, the Purchaser Agents or the Administrator under or as contemplated by the Transaction Documents.
          (d) Other Documents. Promptly after the execution and delivery thereof, written notice of the effectiveness of any written agreement, instrument, document or other arrangement to which such Transferor becomes a party after the effectiveness of this Agreement that restricts the right of such Transferor to amend, supplement, amend and restate or otherwise modify, or to extend or renew, or to waive any right under, this Agreement or any other Transaction Document.
     SECTION 6.3 Negative Covenants. From the date hereof until (i) in the case of an Originator, the first date following the Purchase and Sale Termination Date with respect to such Originator when all obligations of such Originator to the Company and its assigns have been satisfied in full or (ii) in the case of CB, the first date following the Purchase and Sale Termination Date with respect to all Transferors when all obligations of CB and each Originator to the Company and its assigns have been satisfied in full, each Transferor agrees that, unless the
Purchase and Sale Agreement

Company, the Administrator and the Majority Purchaser Agents shall otherwise consent in writing, it shall not:
          (a) Sales, Liens, Etc. Except as otherwise provided herein or in any other Transaction Document, sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Adverse Claim other than Permitted Adverse Claims upon or with respect to, any Receivable sold, contributed or otherwise conveyed or purported to be sold, contributed or otherwise conveyed hereunder or related Contract or Related Security, or any interest therein, or any Collections thereon, or assign any right to receive income in respect thereof.
          (b) Extension or Amendment of Receivables. Except as the Servicer is otherwise permitted in Section 4.2(a) of the Receivables Purchase Agreement and the applicable Credit and Collection Policy, extend, amend or otherwise modify in any material respect the terms of any Receivable (other than Lebanon Receivables) generated or contributed, as applicable, by it that is sold, contributed or otherwise conveyed hereunder, or amend, modify or waive, in any material respect, the provisions of any Contract related thereto.
          (c) Change in Business or Credit and Collection Policy. (i) Make any change in the character of its business, which change could impair the collectibility of any Receivable sold or contributed, as the case may be, by such Transferor hereunder or (ii) make any change in its Credit and Collection Policy that would reasonably be expected to adversely affect the collectibility of the Receivables, the enforceability of any related Contract or its ability to perform its obligations under the related Contract or the Transaction Documents, in the case of either (i) or (ii) above, without the prior written consent of the Administrator and each Purchaser Agent. No Transferor that is also an Originator shall make any change in any Credit and Collection Policy without giving prior written notice thereof to the Administrator and each Purchaser Agent.
          (d) [Reserved].
          (e) Mergers, Acquisitions, Sales, etc. Be a party to any merger or consolidation or directly or indirectly sell, transfer, assign, convey or lease, whether in one or a series of transactions, all or substantially all of its assets, unless with respect to such merger, consolidation, sale, transfer, assignment, conveyance or lease, as the case may be, the Company, the Administrator and each Purchaser Agent have each (A) received 30 days’ prior notice thereof, (B) received executed copies of all documents, certificates and opinions (including, without limitation, opinions relating to bankruptcy and UCC matters) as the Company, the Administrator or any Purchaser Agent shall reasonably request and (C) been satisfied that all other action reasonably necessary to perfect and protect the interests of the Company and the Administrator, on behalf of the Purchasers, in and to the Receivables to be sold by it hereunder and other Related Rights, as requested by the Company, the Administrator or any Purchaser Agent shall have been taken by, and at the expense of such Transferor (including the filing of any UCC financing statements, the receipt of certificates and other requested documents from public officials and all such other actions required pursuant to Section 7.3).
Purchase and Sale Agreement

          (f) Lock-Box Banks. Make any changes in its instructions to Obligors regarding Collections on Receivables sold, contributed or otherwise conveyed by it hereunder or add or terminate any bank as a Lock-Box Bank unless the requirements of Section 1(f) of Exhibit IV to the Receivables Purchase Agreement have been met.
          (g) Accounting for Purchases. Account for or treat (whether in such Transferor’s financial statements or otherwise) the transactions contemplated hereby in any manner other than as sales or contributions, as applicable, of the Receivables and Related Rights by such Transferor to the Company.
     SECTION 6.4 Substantive Consolidation. Each Transferor hereby acknowledges that this Agreement and the other Transaction Documents are being entered into in reliance upon the Company’s identity as a legal entity separate from such Transferor and its Affiliates. Therefore, from and after the date hereof, each Transferor shall take all reasonable steps necessary to make it apparent to third Persons that the Company is an entity with assets and liabilities distinct from those of such Transferor and any other Person, and is not a division of such Transferor, its Affiliates or any other Person. Without limiting the generality of the foregoing and in addition to and consistent with the other covenants set forth herein, such Transferor shall take such actions as shall be required in order that:
               (a) such Transferor (other than CB) shall not be involved in the day to day management of the Company;
               (b) such Transferor shall maintain separate corporate records and books of account from the Company and otherwise will observe corporate formalities and have a separate area from the Company for its business (which may be located at the same address as the Company, and, to the extent that it and the Company have offices in the same location, there shall be a fair and appropriate allocation of overhead costs between them, and each shall bear its fair share of such expenses);
               (c) the financial statements and books and records of such Transferor shall be prepared after the date of creation of the Company to reflect and shall reflect the separate existence of the Company; provided, that the Company’s assets and liabilities may be included in a consolidated financial statement issued by an Affiliate of the Company; provided, however, that any such consolidated financial statement or the notes thereto shall make clear that the Company’s assets are not available to satisfy the obligations of such Affiliate;
               (d) except as permitted by the Receivables Purchase Agreement, (i) such Transferor shall maintain its assets (including, without limitation, deposit accounts) separately from the assets (including, without limitation, deposit accounts) of the Company and (ii) the Company’s assets, and records relating thereto, have not been, are not, and shall not be, commingled with those of such Transferor;
               (e) all of the Company’s business correspondence and other communications shall be conducted in the Company’s own name and on its own stationery;
Purchase and Sale Agreement

               (f) such Transferor shall not act as an agent for the Company, other than CB in its capacity as the Servicer or any Originator in its capacity as Sub-Servicer, and in connection therewith, each such Transferor shall present itself to the public as an agent for the Company and a legal entity separate from the Company;
               (g) such Transferor shall not conduct any of the business of the Company in its own name;
               (h) such Transferor shall not pay any liabilities of the Company out of its own funds or assets;
               (i) such Transferor shall maintain an arm’s-length relationship with the Company;
               (j) such Transferor shall not assume or guarantee or become obligated for the debts of the Company or hold out its credit as being available to satisfy the obligations of the Company;
               (k) such Transferor shall not acquire obligations of the Company other than, in the case of the Originators, the Company Notes;
               (l) such Transferor shall allocate fairly and reasonably overhead or other expenses that are properly shared with the Company, including, without limitation, shared office space;
               (m) such Transferor shall identify and hold itself out as a separate and distinct entity from the Company;
               (n) such Transferor shall correct any known misunderstanding respecting its separate identity from the Company;
               (o) such Transferor shall not enter into, or be a party to, any transaction with the Company, except as contemplated by the Transaction Documents or in the ordinary course of its business and on terms which are intrinsically fair and not less favorable to it than would be obtained in a comparable arm’s-length transaction with an unrelated third party;
               (p) such Transferor shall not pay the salaries of the Company’s employees, if any; and
               (q) to the extent not already covered in paragraphs (a) through (p) above, such Transferor shall comply and/or act in accordance with all of the other separateness covenants set forth in Section 3 of Exhibit IV to the Receivables Purchase Agreement.
Purchase and Sale Agreement

ARTICLE VII
ADDITIONAL RIGHTS AND OBLIGATIONS
IN RESPECT OF RECEIVABLES
     SECTION 7.1 Rights of the Company. Each Transferor hereby authorizes the Company or the Servicer or their respective designees or assignees under the Receivables Purchase Agreement (including, without limitation, the Administrator) to take, subject to the terms of the Receivables Purchase Agreement and any applicable regulatory restrictions, any and all steps in such Transferor’s name necessary or desirable, in their respective determination, to collect all amounts due under any and all Receivables sold, contributed or otherwise conveyed or purported to be conveyed by it hereunder, including, without limitation, endorsing the name of such Transferor on checks and other instruments representing Collections and enforcing such Receivables and the provisions of the related Contracts that concern payment and/or enforcement of rights to payment.
     SECTION 7.2 Responsibilities of the Transferors. Anything herein to the contrary notwithstanding:
          (a) Collection Procedures. Within 90 days of the date hereof, each Transferor will instruct all Persons who are its respective Obligors on the date such instruction is given (and who have not otherwise been so instructed) to make payments of Receivables (other than Lebanon Receivables) sold, contributed or otherwise conveyed or purported to be conveyed by it hereunder directly to a Lock-Box Account, except in the case of any cash-on-delivery transaction or payments made by Obligors at retail locations, payment centers or distributors. Each Transferor will instruct all Persons who thereafter become its respective Obligors to make payments of Receivables (other than Lebanon Receivables) sold, contributed or otherwise conveyed or purported to be conveyed by it hereunder directly to a Lock-Box Account, except in the case of any cash-on-delivery transaction or payments made by Obligors at retail locations, payment centers or distributors. Each Transferor further agrees to transfer any Collections of Receivables (other than Lebanon Receivables) sold, contributed or conveyed by it hereunder, including without limitation, Collections received in connection with any cash-on-delivery transaction or payments made by Obligors at retail locations, payment centers or distributors, that it receives directly to a Lock-Box Account within three (3) Business Days of receipt thereof, and agrees that all such Collections shall be deemed to be received in trust for the Company and the Administrator (for the benefit of the Purchasers).
          (b) Each Transferor shall perform its obligations hereunder, and the exercise by the Company or its designee of its rights hereunder shall not relieve such Transferor from such obligations.
          (c) None of the Company, the Servicer, the Purchasers, the Purchaser Agents or the Administrator shall have any obligation or liability to any Obligor or any other third Person with respect to any Receivables, Contracts related thereto or any other related agreements, nor shall the Company, the Servicer, the Purchasers, the Purchaser Agents or the Administrator be obligated to perform any of the obligations of such Transferor thereunder.
Purchase and Sale Agreement

          (d) Each Transferor hereby agrees that at any time following the occurrence and during the continuation of any Termination Event set forth in clause (a)(ii), (f) or clause (i) of Exhibit V of the Receivables Purchase Agreement, the Administrator may direct the Obligors that payment of all amounts payable under any Receivable is to be made directly to the Administrator or its designee. The exercise of this right will be subject to any applicable regulatory restrictions. CB agrees that, if the Administrator is unable to exercise the rights in this clause (d) due to any applicable regulatory restrictions, it will, subject to any applicable regulatory restrictions, follow the instructions of the Administrator in connection therewith.
     SECTION 7.3 Further Action Evidencing Purchases. Each Transferor agrees that from time to time, at its expense, it will promptly execute and deliver all further instruments and documents, and take all further action that the Company, the Servicer, the Administrator or any Purchaser Agent may reasonably request in order to perfect, protect or more fully evidence the Receivables and Related Rights purchased by or contributed, as applicable, to the Company hereunder, or to enable the Company to exercise or enforce any of its rights hereunder or under any other Transaction Document. Without limiting the generality of the foregoing, upon the request of the Company, the Administrator or any Purchaser Agent, such Transferor will:
               (a) execute (if applicable), authorize and file such financing or continuation statements, or amendments thereto or assignments thereof, and such other instruments or notices, as may be necessary; and
               (b) on the Closing Date and from time to time, if requested thereafter, and solely with respect to each Transferor that is also an Originator, post at the financial reporting offices of such Transferor a legend pursuant to Section 4.1(i).
Each Transferor hereby authorizes the Company or its designee (including, without limitation, the Administrator) to file one or more financing or continuation statements, and amendments thereto and assignments thereof, without the signature of such Transferor, relative to all or any of the Receivables and Related Rights sold, contributed or otherwise conveyed or purported to be conveyed by it hereunder now existing or hereafter generated, as the case may be, by such Transferor. If any Transferor fails to perform any of its agreements or obligations under this Agreement, the Company or its designee (including, without limitation, the Administrator) may (but shall not be required to) itself perform, or cause the performance of, such agreement or obligation, and the expenses of the Company or its designee (including, without limitation, the Administrator) incurred in connection therewith shall be payable by such Transferor.
     SECTION 7.4 Application of Collections. Any payment by an Obligor in respect of any indebtedness owed by it to any Transferor shall, except as otherwise specified by such Obligor or required by contract or applicable law and unless otherwise instructed by the Servicer (with the prior written consent of the Administrator) or the Administrator, be applied as a Collection of any Receivable or Receivables of such Obligor to the extent of any amounts then due and payable thereunder before being applied to any other indebtedness of such Obligor.
Purchase and Sale Agreement

ARTICLE VIII
PURCHASE AND SALE TERMINATION EVENTS
     SECTION 8.1 Purchase and Sale Termination Events. Each of the following events or occurrences described in this Section 8.1 shall constitute a “Purchase and Sale Termination Event” with respect to a Transferor:
          (a) the Facility Termination Date (as defined in the Receivables Purchase Agreement) shall have occurred; or
          (b) such Transferor shall fail to make when due any payment or deposit to be made by it under this Agreement or any other Transaction Document to which it is a party and such failure shall remain unremedied for two (2) Business Days after the earlier of such Transferor’s knowledge or notice thereof; or
          (c) any representation or warranty made or deemed made by such Transferor (or any of its respective officers) under or in connection with this Agreement or any other Transaction Document to which it is a party, or any information or report delivered by such Transferor pursuant to this Agreement or any other Transaction Document to which it is a party, shall fail to have been true or correct in any material respect when made or deemed made or delivered and such failure shall, solely to the extent capable of cure, continue for 30 days after the earlier of any such Transferor’s knowledge or notice thereof; or
          (d) such Transferor shall fail to perform or observe any term, covenant or agreement under this Agreement or any other Transaction Document to which it is a party, and such failure shall, solely to the extent capable of cure, continue for 30 days after the earlier of any such Transferor’s knowledge or notice thereof; or
          (e) such Transferor shall generally not pay its debts as such debts become due, shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against such Transferor seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed or unstayed for a period of 90 days, or any of the actions sought in such proceeding (including the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur; or such Transferor shall take any corporate action to authorize any of the actions set forth above in this paragraph;
provided that, if any “Purchase and Sale Termination Event” set forth in clauses (a) through (e) listed above shall have occurred with respect to CBW or CBT, such Purchase and Sale Termination Event shall be deemed to have occurred with respect to all Transferors.
     SECTION 8.2 Remedies.
Purchase and Sale Agreement

          (a) Optional Termination. Upon the occurrence of a Purchase and Sale Termination Event with respect to a Transferor (other than the Purchase and Sale Termination Event described in Section 8.1(e) above), the Company shall have the option, by notice to such Transferor (with a copy to the Administrator), to declare the Purchase and Sale Termination Date to have occurred with respect to such Transferor and the Purchase Facility as terminated with respect to such Transferor if it is also an Originator; provided that, automatically upon the occurrence of any Purchase and Sale Termination Event described in Section 8.1(e) above, the Purchase and Sale Termination Date shall be deemed to have been declared by the Company with respect to all Transferors and the Purchase Facility shall be deemed to be terminated for all Transferors that are Originators.
          (b) Remedies Cumulative. Upon any termination of the Purchase Facility with respect to a Transferor pursuant to Section 8.2(a), the Company shall have, in addition to all other rights and remedies under this Agreement, all other rights and remedies provided under the UCC of each applicable jurisdiction and other applicable laws, which rights shall be cumulative.
ARTICLE IX
INDEMNIFICATION
     SECTION 9.1 Indemnities by the Transferors. Without limiting any other rights which the Company may have hereunder or under applicable law, each Transferor, severally and for itself alone, hereby agrees to indemnify the Company and each of its officers, directors, employees and agents (each of the foregoing Persons being individually called a “Purchase and Sale Indemnified Party”), forthwith on demand, from and against any and all damages, losses, claims, judgments, liabilities and related costs and expenses, including reasonable attorneys’ fees and disbursements (all of the foregoing being collectively called “Purchase and Sale Indemnified Amounts”) awarded against or incurred by any of them to the extent arising out of or as a result of (a) the breach of any representation or warranty made by such Transferor herein or in any other Transaction Document to which it is a party or (b) the failure of such Transferor to perform its obligations under this Agreement or any other Transaction Document to which it is a party; excluding, however, (x) Purchase and Sale Indemnified Amounts to the extent a final judgment of a court of competent jurisdiction holds such Purchase and Sale Indemnified Amounts resulted from gross negligence or willful misconduct on the part of such Purchase and Sale Indemnified Party, (y) any indemnification which has the effect of recourse for non-payment or uncollectibility of the Receivables due to a discharge in bankruptcy or similar insolvency proceeding or other credit related reasons with respect to the relevant Obligor and (z) any net income or franchise tax imposed on such Purchase and Sale Indemnified Party or any other taxes imposed against such Purchase and Sale Indemnified Party to the extent such taxes are measured by or against the gross income or net income or receipts of such Person.
     If for any reason the indemnification provided above in this Section 9.1 is unavailable to a Purchase and Sale Indemnified Party or is insufficient to hold such Purchase and Sale Indemnified Party harmless, then each Transferor agrees that it shall contribute to the amount paid or payable by such Purchase and Sale Indemnified Party to the maximum extent permitted under applicable law.
Purchase and Sale Agreement

ARTICLE X
MISCELLANEOUS
     SECTION 10.1 Amendments, etc.
          (a) The provisions of this Agreement may from time to time be amended, modified or waived, if such amendment, modification or waiver is in writing and executed by the Company and each Transferor, with the prior written consent of the Administrator and the Majority Purchaser Agents.
          (b) No failure or delay on the part of the Company, the Servicer, any Transferor or any third party beneficiary in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No notice to or demand on the Company, the Servicer or any Transferor in any case shall entitle it to any notice or demand in similar or other circumstances. No waiver or approval by the Company or the Servicer under this Agreement shall, except as may otherwise be stated in such waiver or approval, be applicable to subsequent transactions. No waiver or approval under this Agreement shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder.
          (c) The Transaction Documents contain a final and complete integration of all prior expressions by the parties hereto with respect to the subject matter thereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter thereof, superseding all prior oral or written understandings.
     SECTION 10.2 Notices, etc. All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including facsimile communication) and shall be delivered or sent by facsimile, or by overnight mail, to the intended party at the mailing address or facsimile number of such party set forth under its name on the signature pages hereof or at such other address or facsimile number as shall be designated by such party in a written notice to the other parties hereto or in the case of the Administrator or any Purchaser Agent, at their respective address for notices pursuant to the Receivables Purchase Agreement. All such notices and communications shall be effective (i) if delivered by overnight mail, when received, and (ii) if transmitted by facsimile, when sent, receipt confirmed by telephone or electronic means.
     SECTION 10.3 No Waiver; Cumulative Remedies. The remedies herein provided are cumulative and not exclusive of any remedies provided by law. Without limiting the foregoing, each Transferor hereby authorizes the Company, at any time and from time to time, to the fullest extent permitted by law, to set off, against any obligations of such Transferor to the Company arising in connection with the Transaction Documents (including, without limitation, amounts payable pursuant to Section 9.1) that are then due and payable or that are not then due and payable but have accrued, any and all indebtedness at any time owing by the Company to or for the credit or the account of such Transferor.
     SECTION 10.4 Binding Effect; Assignability. This Agreement shall be binding upon and inure to the benefit of the Company and each Transferor and their respective successors and
Purchase and Sale Agreement

permitted assigns. No Transferor may assign any of its rights hereunder or any interest herein without the prior written consent of the Company, the Administrator and each Purchaser Agent, except as otherwise herein specifically provided. This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms, and shall remain in full force and effect until such time as the parties hereto shall agree. The rights and remedies with respect to any breach of any representation and warranty made by any Transferor pursuant to Article V and the indemnification and payment provisions of Article IX and Section 10.6 shall be continuing and shall survive any termination of this Agreement.
     SECTION 10.5 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
     SECTION 10.6 Costs, Expenses and Taxes. In addition to the obligations of the Transferors under Article IX, each Transferor, severally and for itself alone, agrees to pay on demand:
               (a) to the Company (and any successor and permitted assigns thereof) all reasonable costs and expenses incurred by such Person in connection with the enforcement of this Agreement and the other Transaction Documents; and
               (b) all stamp and other taxes and fees payable in connection with the execution, delivery, filing and recording of this Agreement or the other Transaction Documents to be delivered hereunder, and agrees to indemnify each Purchase and Sale Indemnified Party against any liabilities with respect to or resulting from any delay in paying or omitting to pay such taxes and fees.
     SECTION 10.7 SUBMISSION TO JURISDICTION. EACH PARTY HERETO HEREBY IRREVOCABLY (a) SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY COURT OF THE STATE OF NEW YORK OR THE FEDERAL COURT OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK OVER ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY TRANSACTION DOCUMENT; (b) AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH STATE OR UNITED STATES FEDERAL COURT; (c) WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING; (d) IRREVOCABLY CONSENTS TO THE SERVICE OF ANY AND ALL PROCESS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES OF SUCH PROCESS TO SUCH PERSON AT ITS ADDRESS SPECIFIED IN SECTION 10.2; AND (e) AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS SECTION 10.7 SHALL AFFECT THE COMPANY’S RIGHT TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING ANY ACTION OR PROCEEDING AGAINST ANY ORIGINATOR OR ITS PROPERTY IN THE COURTS OF ANY OTHER JURISDICTIONS.
Purchase and Sale Agreement

     SECTION 10.8 WAIVER OF JURY TRIAL. EACH PARTY HERETO WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER OR RELATING TO THIS AGREEMENT, ANY OTHER TRANSACTION DOCUMENT, OR ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR ARISING FROM ANY RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT, AND AGREES THAT (a) ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY AND (b) ANY PARTY HERETO (OR ANY ASSIGNEE OR THIRD PARTY BENEFICIARY OF THIS AGREEMENT) MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF ANY OTHER PARTY OR PARTIES HERETO TO WAIVER OF ITS OR THEIR RIGHT TO TRIAL BY JURY.
     SECTION 10.9 Captions and Cross References; Incorporation by Reference. The various captions (including, without limitation, the table of contents) in this Agreement are included for convenience only and shall not affect the meaning or interpretation of any provision of this Agreement. References in this Agreement to any underscored Section or Exhibit are to such Section or Exhibit of this Agreement, as the case may be. The Exhibits hereto are hereby incorporated by reference into and made a part of this Agreement.
     SECTION 10.10 Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Agreement.
     SECTION 10.11 Acknowledgment and Agreement. By execution below, each Transferor expressly acknowledges and agrees that all of the Company’s rights, title, and interests in, to, and under this Agreement (but not its obligations), shall be assigned by the Company to the Administrator (for the benefit of the Purchasers) pursuant to the Receivables Purchase Agreement, and each Transferor consents to such assignment. Each of the parties hereto acknowledges and agrees that the Purchasers, the Purchaser Agents and the Administrator are third party beneficiaries of the rights of the Company arising hereunder and under the other Transaction Documents to which any Transferor is a party. Notwithstanding the foregoing or anything else to the contrary in this Agreement, none of the Purchasers, the Purchaser Agents or the Administrator shall (a) have any rights, title, or interest in, to, or under this Agreement or (b) have any rights as third party beneficiaries with respect to this Agreement after the first date following the occurrence of the Purchase and Sale Termination Date with respect to all Originators when all obligations of each Originator to the Company and its assigns under this Agreement have been satisfied in full (other than those which expressly survive termination of this Agreement). Notwithstanding any provision to the contrary in this Agreement or any document related hereto, if and to the extent that for any reason any payment by or on behalf of a Transferor is rescinded or must be otherwise restored by the Company or its assigns, whether as a result of any proceedings in bankruptcy or reorganization or other similar proceedings or otherwise, such payment shall be treated for all purposes, as though such amounts had not been
Purchase and Sale Agreement

paid and the determination as to whether any such payment must be rescinded or restored shall be made by Company (or the Administrator, as its assign) in its sole discretion.
     SECTION 10.12 No Proceeding. Each Transferor hereby agrees that it will not institute, or join any other Person in instituting, against the Company any Insolvency Proceeding so long as any of the applicable Company Notes remains outstanding and for at least one year and one day following the day on which the aggregate outstanding principal amount of each Company Note is paid in full. Each Originator further agrees that notwithstanding any provisions contained in this Agreement to the contrary, the Company shall not, and shall not be obligated to, pay any amount in respect of any Company Note or otherwise to such Originator pursuant to this Agreement unless in accordance with the Company Note. Any amount which the Company does not pay pursuant to the operation of the preceding sentence shall not constitute a claim (as defined in §101 of the Bankruptcy Code) against the Company by, or limited liability company obligation of the Company to, such Originator for any such insufficiency unless and until the provisions of the foregoing sentence are satisfied. The agreements in this Section 10.12 shall survive any termination of this Agreement.
     SECTION 10.13 Limited Recourse. Except as explicitly set forth herein, the obligations of the Company under this Agreement or any other Transaction Documents to which it is a party are solely the obligations of the Company. No recourse under any Transaction Document shall be had against, and no liability shall attach to, any officer, employee, director, or beneficiary, whether directly or indirectly, of the Company. The agreements in this Section 10.13 shall survive any termination of this Agreement.
[Signature Pages Follow]
Purchase and Sale Agreement

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.

CINCINNATI BELL FUNDING LLC

By:	/s/ Mark W. Peterson
Name: Mark W. Peterson
Title: Vice President and Treasurer

Address:
1105 North Market Street, Suite 1300
Wilmington, DE 19801

CINCINNATI BELL INC., as sole member of Cincinnati Bell Funding LLC

By:	/s/ Mark W. Peterson
Name: Mark W. Peterson
Title: Vice President and Treasurer

Address:
221 East Fourth Street
Cincinnati, Ohio 45202
Purchase and Sale Agreement
(Cincinnati Bell)

CINCINNATI BELL INC., as Servicer

By:	/s/ Mark W. Peterson
Name: Mark W. Peterson
Title: Vice President and Treasurer

Address:
221 East Fourth Street
Cincinnati, Ohio 45202

ORIGINATORS:

CINCINNATI BELL ANY DISTANCE INC., as an Originator

By:	/s/ Mark W. Peterson
Name: Mark W. Peterson
Title: Vice President and Treasurer

Address:
221 East Fourth Street
Cincinnati, Ohio 45202
Purchase and Sale Agreement
(Cincinnati Bell)

CINCINNATI BELL TELEPHONE COMPANY LLC, as an Originator

By:	/s/ Mark W. Peterson
Name: Mark W. Peterson
Title: Vice President and Treasurer

Address:
221 East Fourth Street
Cincinnati, Ohio 45202

CINCINNATI BELL WIRELESS LLC, as an Originator

By:	/s/ Mark W. Peterson
Name: Mark W. Peterson
Title: Vice President and Treasurer

Address:
221 East Fourth Street
Cincinnati, Ohio 45202
Purchase and Sale Agreement
(Cincinnati Bell)

CINCINNATI BELL EXTENDED TERRITORIES LLC, as an Originator

By:	/s/ Mark W. Peterson
Name: Mark W. Peterson
Title: Vice President and Treasurer

Address:
221 East Fourth Street
Cincinnati, Ohio 45202
Purchase and Sale Agreement
(Cincinnati Bell)

CINCINNATI BELL COMPLETE PROTECTION INC., as an Originator

By:	/s/ Mark W. Peterson
Name: Mark W. Peterson
Title: Vice President and Treasurer

Address:
221 East Fourth Street
Cincinnati, Ohio 45202
Purchase and Sale Agreement
(Cincinnati Bell)

Exhibit A
FORM OF PURCHASE REPORT

Originator:	[Name of Originator]

Purchaser:	CINCINNATI BELL FUNDING LLC

Payment Date:
1.	Outstanding Balance of Receivables Purchased:

2.	Fair Market Value Discount: 97.5%

3.	Purchase Price (1 x 2) = $
Exhibit A-1
Purchase and Sale Agreement
(Cincinnati Bell)

Exhibit B
COMPANY NOTE
New York, New York
March 23, 2007
     FOR VALUE RECEIVED, the undersigned, CINCINNATI BELL FUNDING LLC, a Delaware limited liability company (the “Company”), promises to pay to [                     ], an [ ] [ ] (“Originator”), on the terms and subject to the conditions set forth herein and in the Purchase and Sale Agreement referred to below, the principal amount hereof, which shall equal the aggregate unpaid Purchase Price of all Receivables purchased by the Company from Originator pursuant to such Purchase and Sale Agreement, as such unpaid Purchase Price is shown in the records of Servicer, as such amount shall be reduced pursuant to Section 6 hereof.
     1. Purchase and Sale Agreement. This Company Note is one of the Company Notes described in, and is subject to the terms and conditions set forth in, that certain Purchase and Sale Agreement dated as of March 23, 2007 (as the same may be amended, supplemented, amended and restated or otherwise modified in accordance with its terms, the “Purchase and Sale Agreement”), among the Company, the Originator, the various entities listed thereto as Originators and Cincinnati Bell Inc., an Ohio corporation, as Servicer and as sole member of the Company. Reference is hereby made to the Purchase and Sale Agreement for a statement of certain other rights and obligations of the Company and the Originator.
     2. Definitions. Capitalized terms used (but not defined) herein have the meanings assigned thereto in the Purchase and Sale Agreement and in Exhibit I to the Receivables Purchase Agreement (as defined in the Purchase and Sale Agreement). In addition, as used herein, the following terms have the following meanings:
     “Bankruptcy Proceedings” has the meaning set forth in clause (b) of paragraph 9 hereof.
     “Final Maturity Date” means the Payment Date immediately following the date that falls one year and one day after the Facility Termination Date.
     “Interest Period” means the period from and including a Payment Date (or, in the case of the first Interest Period, the date hereof) to but excluding the next Payment Date.
     “Senior Interests” means, collectively, (i) all accrued Discount on the Purchased Interest, (ii) the fees referred to in Section 1.5 of the Receivables Purchase Agreement, (iii) all amounts payable pursuant to Sections 1.7 or 6.4 of the Receivables Purchase Agreement, (iv) the Aggregate Capital and (v) all other obligations of the Company that are due and payable, to (a) the Purchasers, the Purchaser Agents, the Administrator and their respective successors, permitted transferees and assigns arising in connection with the Transaction Documents and (b) any Indemnified Party or Affected Person arising in connection with the Receivables Purchase Agreement, in each case, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due, together with any and all interest and Discount accruing on any such amount after the commencement of any Bankruptcy Proceedings,
Purchase and Sale Agreement
(Cincinnati Bell)

Exhibit B-1

notwithstanding any provision or rule of law that might restrict the rights of any Senior Interest Holder, as against the Company or anyone else, to collect such interest.
     “Senior Interest Holders” means, collectively, the Purchasers, the Administrator and the Indemnified Parties and Affected Persons.
     “Subordination Provisions” means, collectively, clauses (a) through (l) of paragraph 9 hereof.
     “Telerate Screen Rate” means, for any Interest Period, the rate for thirty day commercial paper denominated in Dollars which appears on Page 1250 of the Dow Jones Telerate Service (or such other page as may replace that page on that service for the purpose of displaying Dollar commercial paper rates) at approximately 9:00 a.m., New York City time, on the first day of such Interest Period.
     3. Interest. Subject to the Subordination Provisions set forth below, the Company promises to pay interest on this Company Note as follows:
     (a) Prior to the Final Maturity Date, the principal amount of this Company Note from time to time outstanding during any Interest Period shall bear interest at a rate per annum equal to the Telerate Screen Rate for such Interest Period, as determined by the Servicer; and
     (b) From (and including) the Final Maturity Date to (but excluding) the date on which the entire principal amount of this Company Note is fully paid, the principal amount of this Company Note from time to time outstanding shall bear interest at a rate per annum equal to the rate of interest publicly announced from time to time by PNC Bank, National Association, as its “base rate”, “reference rate” or other comparable rate, as determined by the Servicer.
     4. Interest Payment Dates. Subject to the Subordination Provisions set forth below, the Company shall pay accrued interest on this Company Note on each Payment Date, and shall pay accrued interest on the amount of each principal payment made in cash on a date other than a Payment Date at the time of such principal payment.
     5. Basis of Computation. Interest accrued hereunder that is computed by reference to the Telerate Screen Rate shall be computed for the actual number of days elapsed on the basis of a 360-day year, and interest accrued hereunder that is computed by reference to the rate described in paragraph 3(b) of this Company Note shall be computed for the actual number of days elapsed on the basis of a 365- or 366-day year.
     6. Principal Payment Dates. Subject to the Subordination Provisions set forth below, payments of the principal amount of this Company Note shall be made as follows:
     (a) The principal amount of this Company Note shall be reduced by an amount equal to each payment deemed made pursuant to Section 3.3(c) of the Purchase and Sale Agreement; and
Purchase and Sale Agreement
(Cincinnati Bell)

Exhibit B-2

     (b) The entire principal amount of this Company Note shall be paid on the Final Maturity Date.
Subject to the Subordination Provisions set forth below, the principal amount of and accrued interest on this Company Note may be prepaid by, and in the sole discretion of the Company, on any Business Day without premium or penalty.
     7. Payment Mechanics. All payments of principal and interest hereunder are to be made in lawful money of the United States of America in the manner specified in Article III of the Purchase and Sale Agreement.
     8. Enforcement Expenses. In addition to and not in limitation of the foregoing, but subject to the Subordination Provisions set forth below and to any limitation imposed by applicable law, the Company agrees to pay all expenses, including reasonable attorneys’ fees and legal expenses, incurred by Originator in seeking to collect any amounts payable hereunder which are not paid when due.
     9. Subordination Provisions. The Company covenants and agrees, and Originator and any other holder of this Company Note (collectively, Originator and any such other holder are called the “Holder”), by its acceptance of this Company Note, likewise covenants and agrees on behalf of itself and any holder of this Company Note, that the payment of the principal amount of and interest on this Company Note is hereby expressly subordinated in right of payment to the payment and performance of the Senior Interests to the extent and in the manner set forth in the following clauses of this paragraph 9:
     (a) No payment or other distribution of the Company’s assets of any kind or character, whether in cash, securities, or other rights or property, shall be made on account of this Company Note except to the extent such payment or other distribution is (i) permitted under Section 1(n) of Exhibit IV to the Receivables Purchase Agreement or (ii) made pursuant to clause (a) or (b) of paragraph 6 of this Company Note;
     (b) In the event of any dissolution, winding up, liquidation, readjustment, reorganization or other similar event relating to the Company, whether voluntary or involuntary, partial or complete, and whether in bankruptcy, insolvency or receivership proceedings, or upon an assignment for the benefit of creditors, or any other marshalling of the assets and liabilities of the Company or any sale of all or substantially all of the assets of the Company other than as permitted by the Purchase and Sale Agreement (such proceedings being herein collectively called “Bankruptcy Proceedings”), the Senior Interests shall first be paid and performed in full and in cash before Originator shall be entitled to receive and to retain any payment or distribution in respect of this Company Note. In order to implement the foregoing: (i) all payments and distributions of any kind or character in respect of this Company Note to which Holder would be entitled except for this clause (b) shall be made directly to the Administrator (for the benefit of the Senior Interest Holders); (ii) Holder shall promptly file a claim or claims, in the form required in any Bankruptcy Proceedings, for the full outstanding amount of this Company Note, and shall use commercially reasonable efforts to cause said claim or claims to be approved and all payments and other distributions in respect thereof to be made directly
Purchase and Sale Agreement
(Cincinnati Bell)

Exhibit B-3

to the Administrator (for the benefit of the Senior Interest Holders) until the Senior Interests shall have been paid and performed in full and in cash; and (iii) Holder hereby irrevocably agrees that Administrator (acting on behalf of the Purchasers) may, in the name of Holder or otherwise, demand, sue for, collect, receive and receipt for any and all such payments or distributions, and file, prove and vote or consent in any such Bankruptcy Proceedings with respect to any and all claims of Holder relating to this Company Note, in each case until the Senior Interests shall have been paid and performed in full and in cash;
     (c) In the event that Holder receives any payment or other distribution of any kind or character from the Company or from any other source whatsoever, in respect of this Company Note, other than as expressly permitted by the terms of this Company Note, such payment or other distribution shall be received in trust for the Senior Interest Holders and shall be turned over by Holder to the Administrator (for the benefit of the Senior Interest Holders) forthwith. All payments and distributions received by the Administrator in respect of this Company Note, to the extent received in or converted into cash, may be applied by the Administrator (for the benefit of the Senior Interest Holders) first to the payment of any and all expenses (including reasonable attorneys’ fees and legal expenses) paid or incurred by the Senior Interest Holders in enforcing these Subordination Provisions, or in endeavoring to collect or realize upon this Company Note, and any balance thereof shall, solely as between Originator and the Senior Interest Holders, be applied by the Administrator (in the order of application set forth in Section 1.4(d) of the Receivables Purchase Agreement) toward the payment of the Senior Interests; but as between the Company and its creditors, no such payments or distributions of any kind or character shall be deemed to be payments or distributions in respect of the Senior Interests;
     (d) Notwithstanding any payments or distributions received by the Senior Interest Holders in respect of this Company Note, while any Bankruptcy Proceedings are pending Holder shall not be subrogated to the then existing rights of the Senior Interest Holders in respect of the Senior Interests until the Senior Interests have been paid and performed in full and in cash. If no Bankruptcy Proceedings are pending, Holder shall only be entitled to exercise any subrogation rights that it may acquire (by reason of a payment or distribution to the Senior Interest Holders in respect of this Company Note) to the extent that any payment arising out of the exercise of such rights would be permitted under Section 1(n) of Exhibit IV to the Receivables Purchase Agreement;
     (e) These Subordination Provisions are intended solely for the purpose of defining the relative rights of Holder, on the one hand, and the Senior Interest Holders on the other hand. Nothing contained in these Subordination Provisions or elsewhere in this Company Note is intended to or shall impair, as between the Company, its creditors (other than the Senior Interest Holders) and Holder, the Company’s obligation, which is unconditional and absolute, to pay Holder the principal of and interest on this Company Note as and when the same shall become due and payable in accordance with the terms hereof or to affect the relative rights of Holder and creditors of the Company (other than the Senior Interest Holders);
Purchase and Sale Agreement
(Cincinnati Bell)

Exhibit B-4

     (f) Holder shall not, until the Senior Interests have been paid and performed in full and in cash, (i) cancel, waive, forgive, or commence legal proceedings to enforce or collect, or subordinate to any obligation of the Company, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, or now or hereafter existing, or due or to become due, other than the Senior Interests, this Company Note or any rights in respect hereof or (ii) convert this Company Note into an equity interest in the Company, unless Holder shall, in either case, have received the prior written consent of the Administrator;
     (g) Holder shall not, without the advance written consent of the Administrator and Purchaser, commence, or join with any other Person in commencing, any Bankruptcy Proceedings with respect to the Company until at least one year and one day shall have passed since the Senior Interests shall have been paid and performed in full and in cash;
     (h) If, at any time, any payment (in whole or in part) of any Senior Interest is rescinded or must be restored or returned by a Senior Interest Holder (whether in connection with Bankruptcy Proceedings or otherwise), these Subordination Provisions shall continue to be effective or shall be reinstated, as the case may be, as though such payment had not been made;
     (i) Each of the Senior Interest Holders may, from time to time, at its sole discretion, without notice to Holder, and without waiving any of its rights under these Subordination Provisions, take any or all of the following actions: (i) retain or obtain an interest in any property to secure any of the Senior Interests; (ii) retain or obtain the primary or secondary obligations of any other obligor or obligors with respect to any of the Senior Interests; (iii) extend or renew for one or more periods (whether or not longer than the original period), alter or exchange any of the Senior Interests, or release or compromise any obligation of any nature with respect to any of the Senior Interests; (iv) amend, supplement, amend and restate, or otherwise modify any Transaction Document; and (v) release its security interest in, or surrender, release or permit any substitution or exchange for all or any part of any rights or property securing any of the Senior Interests, or extend or renew for one or more periods (whether or not longer than the original period), or release, compromise, alter or exchange any obligations of any nature of any obligor with respect to any such rights or property;
     (j) Holder hereby waives: (i) notice of acceptance of these Subordination Provisions by any of the Senior Interest Holders; (ii) notice of the existence, creation, non-payment or non-performance of all or any of the Senior Interests; and (iii) all diligence in enforcement, collection or protection of, or realization upon, the Senior Interests, or any thereof, or any security therefor;
     (l) Each of the Senior Interest Holders may, from time to time, on the terms and subject to the conditions set forth in the Transaction Documents to which such Persons are party, but without notice to Holder, assign or transfer any or all of the Senior Interests, or any interest therein; and, notwithstanding any such assignment or transfer or any subsequent assignment or transfer thereof, such Senior Interests shall be and remain Senior Interests for the purposes of these Subordination Provisions, and every immediate
Purchase and Sale Agreement
(Cincinnati Bell)

Exhibit B-5

and successive assignee or transferee of any of the Senior Interests or of any interest of such assignee or transferee in the Senior Interests shall be entitled to the benefits of these Subordination Provisions to the same extent as if such assignee or transferee were the assignor or transferor; and
     (m) These Subordination Provisions constitute a continuing offer from the holder of this Company Note to all Persons who become the holders of, or who continue to hold, Senior Interests; and these Subordination Provisions are made for the benefit of the Senior Interest Holders, and the Administrator may proceed to enforce such provisions on behalf of each of such Persons.
     10. General. No failure or delay on the part of Originator in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No amendment, modification or waiver of, or consent with respect to, any provision of this Company Note shall in any event be effective unless (i) the same shall be in writing and signed and delivered by the Company and Holder and (ii) all consents required for such actions under the Transaction Documents shall have been received by the appropriate Persons.
     11. Maximum Interest. Notwithstanding anything in this Company Note to the contrary, the Company shall never be required to pay unearned interest on any amount outstanding hereunder and shall never be required to pay interest on the principal amount outstanding hereunder at a rate in excess of the maximum nonusurious interest rate that may be contracted for, charged or received under applicable federal or state law (such maximum rate being herein called the “Highest Lawful Rate”). If the effective rate of interest which would otherwise be payable under this Company Note would exceed the Highest Lawful Rate, or if the holder of this Company Note shall receive any unearned interest or shall receive monies that are deemed to constitute interest which would increase the effective rate of interest payable by the Company under this Company Note to a rate in excess of the Highest Lawful Rate, then (i) the amount of interest which would otherwise be payable by the Company under this Company Note shall be reduced to the amount allowed by applicable law, and (ii) any unearned interest paid by the Company or any interest paid by the Company in excess of the Highest Lawful Rate shall be refunded to the Company. Without limitation of the foregoing, all calculations of the rate of interest contracted for, charged or received by Originator under this Company Note that are made for the purpose of determining whether such rate exceeds the Highest Lawful Rate applicable to Originator (such Highest Lawful Rate being herein called the “Originator’s Maximum Permissible Rate”) shall be made, to the extent permitted by usury laws applicable to Originator (now or hereafter enacted), by amortizing, prorating and spreading in equal parts during the actual period during which any amount has been outstanding hereunder all interest at any time contracted for, charged or received by Originator in connection herewith. If at any time and from time to time (i) the amount of interest payable to Originator on any date shall be computed at Originator’s Maximum Permissible Rate pursuant to the provisions of the foregoing sentence and (ii) in respect of any subsequent interest computation period the amount of interest otherwise payable to Originator would be less than the amount of interest payable to Originator computed at Originator’s Maximum Permissible Rate, then the amount of interest payable to Originator in respect of such subsequent interest computation period shall continue to be
Purchase and Sale Agreement
(Cincinnati Bell)

Exhibit B-6

computed at Originator’s Maximum Permissible Rate until the total amount of interest payable to Originator shall equal the total amount of interest which would have been payable to Originator if the total amount of interest had been computed without giving effect to the provisions of the foregoing sentence.
     12. Governing Law. THIS COMPANY NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF).
     13. Captions. Paragraph captions used in this Company Note are for convenience only and shall not affect the meaning or interpretation of any provision of this Company Note.
Purchase and Sale Agreement
(Cincinnati Bell)

Exhibit B-7

     IN WITNESS WHEREOF, the Company has caused this Company Note to be executed as of the date first written above.

CINCINNATI BELL FUNDING LLC

By:
Name:
Title:
Purchase and Sale Agreement
(Cincinnati Bell)

Exhibit B-8

Exhibit C
FORM OF JOINDER AGREEMENT
     THIS JOINDER AGREEMENT, dated as of                     , 20___(this “Agreement”) is executed by                    , a [corporation][limited liability company] organized under the laws of                      (the “Additional Originator”), with its principal place of business located at                     .
BACKGROUND:
     A. CINCINNATI BELL FUNDING LLC, a Delaware limited liability company (the “Company”), the various entities from time to time party thereto, as Originators (collectively, the “Originators”) and Cincinnati Bell Inc., an Ohio corporation, as Servicer and as sole member of the Company, have entered into that certain Purchase and Sale Agreement, dated as of March 23, 2007 (as amended, restated, supplemented or otherwise modified through the date hereof, and as it may be further amended, restated, supplemented or otherwise modified from time to time, the “Purchase and Sale Agreement”).
     B. The Additional Originator desires to become an Originator pursuant to Section 4.3 of the Purchase and Sale Agreement.
     NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Additional Originator hereby agrees as follows:
     SECTION 1. Definitions. Capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings assigned thereto in the Purchase and Sale Agreement or in the Receivables Purchase Agreement (as defined in the Purchase and Sale Agreement).
     SECTION 2 Transaction Documents. The Additional Originator hereby agrees that it shall be bound by all of the terms, conditions and provisions of, and shall be deemed to be a party to (as if it were an original signatory to), the Purchase and Sale Agreement and each of the other relevant Transaction Documents. From and after the later of the date hereof and the date that the Additional Originator has complied with all of the requirements of Section 4.3 of the Purchase and Sale Agreement, the Additional Originator shall be an Originator for all purposes of the Purchase and Sale Agreement and all other Transaction Documents. The Additional Originator hereby acknowledges that it has received copies of the Purchase and Sale Agreement and the other Transaction Documents.
     SECTION 3. Representations and Warranties. The Additional Originator hereby makes all of the representations and warranties set forth in Article V (to the extent applicable) of the Purchase and Sale Agreement as of the date hereof (unless such representations or warranties relate to an earlier date, in which case as of such earlier date), as if such representations and warranties were fully set forth herein. The Additional Originator hereby represents and warrants that its location (as defined in the applicable UCC) is [                    ], and the offices where the Additional Originator keeps all of its Records and Related Security is as follows:
Purchase and Sale Agreement
(Cincinnati Bell)

Exhibit C-1

     SECTION 4. Miscellaneous. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York. This Agreement is executed by the Additional Originator for the benefit of the Company, and its assigns, and each of the foregoing parties may rely hereon. This Agreement shall be binding upon, and shall inure to the benefit of, the Additional Originator and its successors and permitted assigns.
Purchase and Sale Agreement
(Cincinnati Bell)
[Signature Pages Follow]

Exhibit C-2

     IN WITNESS WHEREOF, the undersigned has caused this Agreement to be executed by its duly authorized officer as of the date and year first above written.

[NAME OF ADDITIONAL ORIGINATOR]

By:

Name:
Title:

Consented to:
CINCINNATI BELL FUNDING LLC

By:

Name:
Title:

PNC BANK, NATIONAL ASSOCIATION,
as Administrator

By:

Name:
Title:

[MAJORITY PURCHASER AGENTS]

By:

Name:
Title:

Purchase and Sale Agreement
(Cincinnati Bell)

Exhibit C-3